UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2022.

CLEAN ENERGY TECHNOLOGIES, INC.

(Exact name of Company as specified in its charter)

Nevada	000-55656	20-2675800
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

2990 Redhill Avenue

Costa Mesa, CA 92626

(Address of principal executive offices)

Phone: (949) 273-4990

(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CETY	OTCQB

Item 1.01 Entry into a Material Definitive Agreement.

On May 6, 2022, Clean Energy Technology, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement with Mast Hill , L.P. (Mast Hill”) pursuant to which the Company issued to Mast Hill a $750,000 Convertible Promissory Note, due May 6, 2023 (the “Note”) for a purchase price of $675,000.00 plus an original issue discount in the amount of $75,000.00, and an interest rate of fifteen percent (15%) per annum.

The principal and interest of the Note may be converted in whole or in part at any time on or following the earlier of (i) upon an event of default or (ii) the date that the Company consummates an IPO and up listing to a national exchange (the “Up List Offering”), into common stock of the Company, par value $.001 share (“Common Stock”), subject to anti-dilution adjustments and for certain other corporate actions subject to a beneficial ownership limitation of 4.99% of Mast Hill and its affiliates. The per share conversion price into which principal amount and accrued interest may be converted into shares of Common Stock equals $0.025 However if the Company consummates the Up List Offering on or before November 2, 2022, then the conversion price will equal 75% of the offering price per share of Common Stock (or units) as set in the Up List Offering. Upon an event of default, the Note will become immediately payable and the Company shall be required to pay a default rate of interest of 15% per annum. If the Company issues an equity security or security convertible into Common Stock following the issue date of the Note, the conversion price of the Note will be lowered to such price. Certain existing convertible debt is excluded from these antidilution provisions. At anytime prior to an event of default, the Note may be prepaid by the Company at a 115% premium. The note contains customary representations, warranties and covenants of the Company.

The foregoing does not purport to be a complete description of the rights and obligations of the parties under the Note and is qualified by reference to the Convertible Promissory Note filed as Exhibit 10.139 to this Current Report on Form 8-K.

The Securities Purchase Agreement provides customary representations, warranties and covenants of the Company and Mast Hill as well as providing Mast Hill with registration rights.

The foregoing does not purport to be a complete description of the rights and obligations of the parties under the Note and is qualified by reference to the Securities Purchase Agreement filed as Exhibit 10.138 to this Current Report on Form 8-K.

The Company issued Mast Hill a five year warrant (“Warrant”) to purchase 9,375,000 shares of Common Stock in connections with the transactions described above. The Warrant may be exercised, in whole or in part, on the earlier of (i) on or after November 2, 2022 or (ii) the date that the Company consummates an Up List Offering. The exercise price of the Warrant is $0.04 per share, however, that if the Company consummates an Up List Offering on or before November 2, 2022, then the exercise price equals 120% of the offering price per share of Common Stock (or unit) as set in the Up List Offering. If (i) the date of an exercise notice is on or after November 2, 2022 and (ii) the per share price of Common Stock is greater than the exercise price, then, unless there is an effective non-stale registration statement the Warrant may be exercised on a cashless exercise basis.

The foregoing does not purport to be a complete description of the rights and obligations of the parties under the Note and is qualified by reference to the Warrant filed as Exhibit 10.140 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

Item 1.01 of this Current Report on Form 8-K is incorporated by reference

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description

10.138	Form of Securities Purchase Agreement between Clean Energy Technologies, Inc. and Mast Hill Fund, L.P. dated May 6, 2022.
10.139	Form of $750,000 Convertible Promissory Note dated May 6, 2022.
10.140	Form of Warrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Energy Technologies, Inc.

/s/ Kambiz Mahdi
By:	Kambiz Mahdi
Chief Executive Officer

Date:	May 9, 2022